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                                                                      Exhibit 11


                        Executive Officers and Directors
                                       of
                        Equitable Investment Corporation


            The names of the Directors and the names and titles of the Executive Officers of Equitable Investment Corporation ("EIC") and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of EIC at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to EIC and each individual is a United States citizen.


            Name, Business Address               Present Principal Occupation
            ----------------------               ----------------------------
        *   William T. McCaffrey                 Executive Vice President and Chief Operating
                                                 Officer; Senior Executive Vice President and
                                                 Chief Operating Officer, The Equitable Life
                                                 Assurance Society of the United States;
                                                 Executive Vice President and Chief
                                                 Administrative Officer, The Equitable
                                                 Companies Incorporated

        *   Stanley B. Tulin                     Executive Vice President and Chief Financial
                                                 Officer; Senior Executive Vice President and
                                                 Chief Financial Officer, The Equitable Life
                                                 Assurance Society of the United States;
                                                 Executive Vice President and Chief Financial
                                                 Officer, The Equitable Companies
                                                 Incorporated

       *    Joseph J. Melone                     Chairman, Chief Executive Officer, and
                                                 President; Chairman and Chief Executive
                                                 Officer, The Equitable Life Assurance Society
                                                 of the United States; President and Chief
                                                 Executive Officer, The Equitable Companies
                                                 Incorporated

*Director